Exhibit 99.1
FIRST AMENDMENT TO
THE CANADIAN RIDER TO THE PROGRAM AGREEMENT
BETWEEN
GENERAL ELECTRIC CAPITAL CORPORATION (“GE”),
GE CAPITAL INFROMATION TECHNOLOGY SOLUTIONS, INC. (“GECITS”)
AND
IKON OFFICE SOLUTIONS, INC.(“IKON”)
DATED AS OF MARCH 31, 2004
(the “Agreement”)
THIS FIRST AMENDMENT TO CANADIAN RIDER NO. 1 TO THE PROGRAM AGREEMENT (this “Amendment”) dated as of July 8, 2008, by and among General Electric Capital Canada Inc. as general partner of GE VFS Canada Limited Partnership (“GECAN”), IKON Office Solutions, Inc. (“IKON Canada”) and IKON Office Solutions Northern Ltd. (“IKON Northern”).
CONTEXT OF AGREEMENT
     A. GECAN, IKON Canada and IKON Northern have executed and delivered that certain Canadian Rider No.1 dated as of March 31, 2004 (the “Canadian Rider”) to establish a relationship to accommodate the Canadian segment of the Program (the “Canadian Program”) and their respective rights and duties with respect to and under the Canadian Program.
     E. GECAN, IKON Canada and IKON Northern desire to amend the terms and conditions of the Canadian Rider, upon and subject to the terms and conditions of this Amendment.
     F. All capitalized terms not otherwise defined herein will have the meanings set forth in the Canadian Rider.
     NOW, THEREFORE, in consideration of the above premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
1. Amendments.
     (a) Term. Section 6 of the Canadian Rider is hereby amended and restated in its entirety to read as follows:
     Term and Termination of Canadian Program. (a) The Canadian Program shall have an initial term commencing on the satisfaction of the conditions to effectiveness contained herein and the closing of the transactions contemplated by the Asset Purchase Agreement (the “Effective Date”) and ending on September 30, 2014, which term shall automatically renew at the end of such initial term for successive one (1) year renewal terms unless either IKON Canada or GECAN provides the other with at least one (1) year’s prior written notice of its intent to terminate the Canadian Program at the end of the initial term or any such renewal term (the initial term, as it may be extended as provided above and/or terminated pursuant to Section 11.2 of the Agreement, the “Term”). Notwithstanding the foregoing, the Canadian Program may be terminated by either party co-terminously with any termination of the Program Agreement.
     (b) Base Origination Fee. In the Canadian Program, the factor set out in (b) of the definition of Base Origination Fee as applied to the Canadian Program shall be amended from 3% to 3.25%.
Waiver. Without limiting the amendments and provisions set forth above, each of the parties hereto hereby agree that unless otherwise expressly agreed in writing, no renewal fee shall be due or payable by GECITS in connection with the renewal of the Canadian Program.
Reps and Warranties. Each party hereby represents and warrants that the execution, delivery and performance of this Amendment by it has been duly authorized by all necessary or proper action on the part of such party and that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Incorporation of Agreement Provisions. All of the terms and conditions of the Agreement shall apply to the Canadian Program and are incorporated herein by reference, subject only to the modifications described in this Canadian Rider. To the extent that the Agreement is amended from time to time, GECAN, IKON Canada and IKON Northern agree to review such amendments promptly and acting reasonably and to amend this Canadian Rider accordingly if such amendments are applicable to the Canadian Program.
French Language. The parties hereto state their express wish that this Amendment as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn in the English language; les parties aux presentes expriment leur desir explicite a reffet que cette entente, de meme que tous documents envisages par les presentes ou y ayant trait qui seront signes relativement aux presentes soient rediges en anglais.
Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the Province of Ontario.
Effect of Amendment. All terms and conditions of the Canadian Rider not expressly modified hereby remain in full force and are hereby ratified by the parties.

Counterparts.
This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date set forth below.
GENERAL ELECTRIC CAPITAL CANADA INC.,
as general partner of
GE VFS CANADA LIMITED PARTNERSHIP
By: /s/ Paul DeMarchi
Title: Senior Vice President, Vendor Finance
Date: July 11, 2008
IKON OFFICE SOLUTIONS, INC.
By: /s/ Alan Maresky
Title: Vice President, Finance
Date: July 8, 2008
IKON OFFICE SOLUTIONS NORTHERN LTD.
By: /s/ Alan Maresky
Title: Vice President, Finance
Date: July 8, 2008